UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2018 (February 1, 2018)
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2820 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 1, 2018, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) authorized the payment of the annual incentive awards (cash bonuses) to the Company’s executive officers. On February 2, 2018, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of an annual incentive award to the Company’s Chief Executive Officer. The table below sets forth the annual incentive awards for the Company’s current named executive officers:

Name	Annual Cash Incentive Award
Joseph M. Hogan President, Chief Executive Officer	$3,600,000
John F. Morici Chief Financial Officer	$616,300
Emory Wright Vice President, Operations	$604,800
Zelko Relic Chief Technology Officer, Vice President, Research and Development	$576,000
Raphael S. Pascaud Chief Marketing Portfolio and Business Development Officer, and Vice President iTero Scanner and Services	$555,500

In addition, an increase to the annual base salaries of the Company’s executive officers was also approved. The table below sets forth the annual base salary levels for 2018 for the Company’s current named executive officers:

Name	Salary
Joseph M. Hogan President, Chief Executive Officer	$1,075,000
John F. Morici Chief Financial Officer	$460,000
Emory Wright Vice President, Operations	$440,000
Zelko Relic Chief Technology Officer, Vice President, Research and Development	$425,000
Raphael S. Pascaud Chief Marketing Portfolio and Business Development Officer, and Vice President iTero Scanner and Services	$410,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 7, 2018	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs and General Counsel